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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report January 27, 1997




                         Commission File Number 0-26662


                                  PANACO, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware

                 (State or other jurisdiction or incorporation)


                                  43 - 1593374
                        (IRS Employer Identification No.)


                1050 West Blue Ridge Boulevard, PANACO Building,
                           Kansas City, MO              64145-1216
               (Address of principal executive offices) (Zip Code)




      Registrant's telephone number, including area code: (816) 942 - 6300







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


Item 2. Acquisition or Disposition of Assets

     Effective September 1, 1996 the Company sold its Bayou Sorrel Field in Iberville Parish, Louisiana to National Energy Group, Inc. for $11 million. The Company received $9 million in cash and 477,612 shares of National Energy Group, Inc. common stock which were valued at $2 million as of November 22, 1996, the closing date. These shares are restricted securities and are not freely tradeable. The Company has demand registration rights and has made such a demand. The Company retained a 3% overriding royalty interest in the deep rights of the field below 11,000 feet.

     As of December 27, 1995 the Company acquired from Shell Western E & P, Inc. all of its interest in the Bayou Sorrel Field. The purchase price of the field and a related receivable of $600,000 was $10,455,000 in cash including a $205,000 brokers' fee.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of business acquired.

     None

     (b) Pro Forma Financial Information

     Unaudited Pro Forma Financial Information for the nine months ended September 30, 1996.

     (c) Exhibits

     10.14 Purchase and Sale Agreement, dated November 11, 1996, between National Energy Group, Inc. and PANACO, Inc.


                                                         SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                         PANACO, Inc.

                                                         /s/Todd R. Bart
                                                         ---------------
                                                         Todd R. Bart
                                                         Chief Financial Officer

                        PRO FORMA FINANCIAL INFORMATION

     Effective September 1, 1996 the Company sold the Bayou Sorrel Field to National Energy Group, Inc. for a sale price of $11 million, consisting of $9 million in cash and 477,612 shares of National Energy Group, Inc. common stock, which were valued at $2 million as of the closing date.


                                  PANACO, INC.
              Pro Forma Combined Statement of Income (Operations)
                  For the Nine Months Ended September 30, 1996
                  (Amounts in thousands except per share data)
                                  (Unaudited)


                                                                 Bayou
                                                                Sorrell
                                                               Pro Forma    PANACO, Inc.
                                                              Adjustments    Pro Forma
                                                PANACO, Inc.   (Note 3)       Combined
REVENUES
     Oil and gas sales                          $ 13,257       $ (2,010)      $ 11,247

COSTS AND EXPENSES
     Lease operating                               6,049           (733)         5,316
     Depreciation, depletion, and amortization     4,981           (888)         4,093
     Exploration expenses                            -              -              -
     Provision for losses and (gains) on
          disposition and write-down of assets        (4)           -               (4)
     General and administrative                      573            -              573
     Production and ad valorem taxes                 429           (239)           190
     West Delta fire loss                            500            -              500
                                                ---------        --------     ---------
          Total                                   12,528         (1,860)        10,668
                                                ---------        --------     ---------
NET OPERATING INCOME (LOSS)                          729           (150)           579
                                                ---------        --------     ---------
OTHER INCOME (EXPENSE)
     Interest expense (net)                       (1,347)           588           (759)
                                                ---------        --------     ---------
NET INCOME (LOSS)                                   (618)           438           (180)
                                                =========        ========     =========
EARNINGS (LOSS) PER COMMON SHARE                $   (.05)                         (.01)
                                                =========                     =========
     Weighted average shares outstanding          12,253                        12,253
                                                =========                     =========



    NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME (OPERATIONS)
                  For the nine months ended September 30, 1996

1. Basis of Presentation

     The Unaudited Pro Forma Statement of Income (Operations) for nine months ended September 30, 1996 presents the combined effects of the sale of the Bayou Sorrel Field, effective September 1, 1996 and closed on November 22, 1996, as if this transaction had been consummated on January 1, 1996.

2. Bayou Sorrel Pro Forma Adjustments

     The adjustments with respect to the sale of the Bayou Sorrel Field represent the revenues and expenses of the Field from January 1 to August 31. Interest expense is reduced to reflect the elimination of the financing for the acquisition, acquired on December 28, 1995. The reduction in interest expense is based on the Company's pro forma elimination of the debt associated with the purchase of the Bayou Sorrel Field. The Company borrowed $10.5 million for the purchase effective September 1, 1996 on December 28, 1995, and had reduced this amount throughout 1996. The interest rate averaged approximately 7.25% throughout 1996. The purchase price for the Field was $10,455,000 which included a related receivable of $600,000 and a brokers fee of $205,000.

Exhibit 10.14



                           PURCHASE AND SALE AGREEMENT



                             PANACO, INC., as Seller

                                       and

                    NATIONAL ENERGY GROUP, INC., as Purchaser






                               BAYOU SORREL FIELD


                           IBERVILLE PARISH, LOUISIANA





                                November 11, 1996

                           PURCHASE AND SALE AGREEMENT

                                      Index

         1.       Property Being Sold                                         1
                  a.       Leases
                  b.       Rights in Production
                  c.       Rights; Working Interests
                  d.Easements
                  e.       Permits
                  f .      Wells
                  g.Facilities
                  h.Equipment
                  i.       Exclusions

         2.       Purchase Price                                              4

         3.       Closing and Performance Deposit                             5
                  a.       Closing
                           b.       Performance Deposit

         4.       Closing                                                     5
                  a.       Payment
                  b.       Stock
                  c.       Conveyance
                  d.       Overriding Royalty
                  e.       Abandonment Agreement
                  f.       Registration Rights Agreement

         5.       Further Assurances                                          6

         6.       Effective Date                                              6

         7.       Disclaimers/Acknowledgments                                 7
                  a.       No Warranty, Express Or Implied
                  b.       SWEPI's Disclaimer and Indemnity Re: Litigation
                  c.       Acknowledgments of Purchaser at Closing

         8.       Independent Evaluation                                      11

         9.       Consents                                                    11

         10       Title                                                       13
                  a.       Title Examination

         11       Representations by PANACO                                   13
                  a.       Due Organization
                  b.       Corporate Power
                  c.       Duly Executed
                  d.       No Litigation

         12       Representations of Purchaser                                14
                  a.       Due Organization
                  b.       Corporate Power
                  c.       Duly Executed
                  d.       No Litigation

         13       PANACO's Conditions                                         15
                  a.       Representations True
                  b.       No Pending Suits

         14.      Purchaser's Conditions                                      15
                  a.       Representations True
                  b.       No Pending Suits

         15.      Operations and Production After the Effective Date          16
                  a.       Operations Between the Effective Date and Closing
                  b.       Expenses
                  c.       Allocation of Production and Proceeds
                  d.       Interim Accounting, Payment and Collection Services
                  e.       Post Closing Settlement
                  f.       Audit
                  g.       No Application to Income Taxes

         16.      Taxes, Costs and Fees                                       19
                  a.       Taxes
                  b.       No Brokers

         17.      Operations by Purchaser                                     20
                  a.       Compliance with Laws
                  b.       Assumption of Obligations

         18.      Indemnification                                             21
                  a.       General Indemnity by Purchaser
                  b.       Environmental Indemnity by Purchaser
                  c.       General Indemnity by SWEPI
                  d.       Environmental Indemnity by SWEPI
                  e.       Limitations
                  f.       Definitions
                  g.       Indemnified Party's Participation

         19.      Existing Contracts                                          31
                  a.       Assumption of Contracts

         20.      Notices                                                     32

         21.      Parties in Interest                                         32

         22.      Complete Agreement                                          33

         23.      Applicable Law                                              33

         24.      Miscellaneous Provisions                                    33
                  a.       Captions
                  b.       Partial Invalidity
                  c.       Modification
                  d.       Assignment
                  e.       Counterparts
                  f.       Expenses
                  g.       Signs
                  h.       Press Releases
                  i.       SWEPI and SOC Call on Production
                  j.       No Recording
                  k.       Survival
                  l.       Exhibits
                  m.       Time of Essence
                  n.       No Partnership
                  o.       File Transfers
                  p.       Intervenor

                           PURCHASE AND SALE AGREEMENT


         PANACO, INC., a Delaware corporation, herein referred to as "PANACO", and NATIONAL ENERGY GROUP, INC., a Delaware corporation, herein referred to as "PURCHASER," enter into this Purchase and Sale Agreement, herein called the "AGREEMENT," in consideration of PANACO's agreement to sell, and PURCHASER's agreement to buy, property described in this AGREEMENT, all pursuant to the terms and conditions of this AGREEMENT. PANACO and PURCHASER may also be referred to herein individually as a "Party" or, collectively, as the "Parties."

         1 . PROPERTY BEING SOLD. Subject to the terms and conditions set forth hereinafter, PANACO agrees to convey to PURCHASER the PROPERTY (as defined below) and PURCHASER agrees to accept the PROPERTY, and tender consideration therefor, in the manner and of the type and amount as hereinafter required. For purposes of this AGREEMENT, PROPERTY shall mean all of PANACO's right, title and interest in and to (i) the property and property interests described in EXHIBIT "A" hereto and (ii) all property and property interests listed in subsections
(a) through (h) of this section 1, to the extent such property or property interests are a part of, grant rights in or with respect to, or are located on the property and property interests described in EXHIBIT "A"; but excluding the property in subsection (i).
                  (a) Leases. Leasehold interests in oil, gas or other minerals, including working interests, carried working interests, rights of assignment and reassignment, and other interests under or in oil, gas or mineral leases, and interests in rights to explore for and produce oil, gas and other minerals.
     (b) Rights In Production. Royalties, overriding royalties, production payments, rights to take royalties in kind, or other interests in production of oil, gas or other minerals.
                  (c) Rights, Working Interests. Rights and interests in or derived from unit agreements, orders or decisions of state and federal regulatory, authorities establishing units, joint operating agreements, enhanced recovery and injection agreements, farmout agreements and farmin agreements, options, drilling agreements, exploration agreements, assignments of operating rights, working interests, subleases and rights above or below certain footage depths, horizons or interests described in paragraphs (a)-(c) above except those contracts or agreements described in subsection (i) below.
                  (d) Easements. To the extent transferable, rights-of-way, surface or ground leases, easements, servitudes and franchises located on or granting rights to the property or property interests described in EXHIBIT "A" hereto and acquired or used in connection with operations for the exploration, production, processing and transportation of oil, gas or other minerals with respect to the properties and interests described in subsections (a)-(c) above, and such other rights-of-way, surface or ground leases, easements and servitudes which are not located on or grant rights to such property or property interests, but which were acquired or used in such operations with respect to such property or property interests.
                  (e) Permits. To the extent transferable, permits and licenses of any nature owned, held or operated in connection with operations for the exploration, production, processing and transportation of oil, gas or other minerals.
                  (f) Wells. Producing, non-producing, shut-in and abandoned oil and gas wells, salt water disposal wells, injection wells and water wells located on the property or property interests described in EXHIBIT "A" hereto and used in connection with the properties or interests described in subsections
(a)-(e) above.
                  (g) Facilities. All facilities, buildings, improvements, gathering lines, flow lines, injection lines and pipelines and appurtenances located on the real property and on lands included in the property and property interests described on EXHIBIT "A"; provided that the PROPERTY shall also include the existing oil transportation pipeline commencing at a location on the PROPERTY and terminating at the inlet flange of the first LACT unit at White Castle Field, Iberville Parish, Louisiana; provided, however, that at no time shall PANACO's predecessor in title, Shell Western E&P, Inc., ("SWEPI"), or its Affiliates, pay a transportation charge or tariff to PURCHASER, or its Affiliates, for the transportation of oil (i) bought from PURCHASER by SWEPI or its Affiliates, or (ii) transported by PURCHASER or its Affiliates for SWEPI or its Affiliates from White Castle Field to the Grand River Terminal.
                  (h) Equipment. All surface and down-hole equipment, fixtures, inventory and personal property located on the property and property interests described in EXHIBIT "A" hereto, and used in connection with the properties or interests described in subsections (a)-(g) above.
                  (i) Exclusions. The PROPERTY shall not include any rights-of-way, surface or ground leases, easements, franchises, permits, licenses, or other contracts or agreements which by their own terms are not transferable; all vehicles, and other transportation equipment, rental equipment, communications equipment (subject to leasing of adequate space thereon to PURCHASER), televisions, VCR, copy machines and store stock left on consignment and belonging to PANACO or third parties; provided, however, that the PROPERTY shall include, and PANACO agrees to assign to PURCHASER, that certain option to license proprietary seismic data from SWEPI for a price of $43,000.00, which option continues for a period of three (3) years from October 1, 1995, which option is described in Section 1(i) of that certain Purchase and Sale Agreement dated November 30, 1995, by and between SWEPI and PANACO covering the Property (the "SWEPI Agreement"), the terms and provisions of which are incorporated herein by reference.

         2. PURCHASE PRICE. As consideration for the sale of the PROPERTY by PANACO to PURCHASER, PURCHASER shall pay and give to PANACO, at Closing, the total purchase price of ELEVEN MILLION TWO HUNDRED TWENTY-SEVEN THOUSAND EIGHT HUNDRED NINETY-SEVEN AND 60/100 DOLLARS ($11,227,897.60), plus the Overriding Royalty (defined below), subject to adjustments as set forth herein, which shall consist of the following: (a) the sum of NINE MILLION, TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($9,025,000.00), in cash by wire transfer into an account designated by PANACO, plus (b) the sum of TWO HUNDRED TWO THOUSAND EIGHT HUNDRED NINETY- SEVEN AND 60/100 DOLLARS ($202,897.60) (being the total amount currently held in escrow pursuant to that certain Pledge of Production Proceeds and Trust Agreement dated December 28, 1995, by and among SWEPI, PANACO and First National Bank of Commerce, New Orleans, Louisiana, as Trustee), in cash by wire transfer into an account designated by PANACO, plus (c) the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) in the form of unregistered common stock of PURCHASER, the number of shares to be derived by averaging the closing price per share of PURCHASER's common stock for the ten (10) trading days prior to the Closing ("Consideration Shares"), plus (d) the conveyance to PANACO of a three percent (3%) overriding royalty interest in and to the PROPERTY insofar only as to depths below eleven thousand (11,000) feet (the "Overriding Royalty") plus (e) the assumption by PURCHASER of all of the rights and obligations of PANACO under that certain Pledge of Production Proceeds and Trust Agreement dated December 28, 1995, (the "Pledge and Trust Agreement"), by and among SWEPI, PANACO and
First National Bank of Commerce, New Orleans, Louisiana, (collectively, the "Purchase Price"). PANACO acknowledges and agrees that the Consideration Shares are restricted securities within the meaning of the Securities Act of 1933, as amended (the "Act") and the rules and regulations of the Securities and Exchange Commission ("SEC") promulgated thereunder, and may not be offered or sold absent an effective registration statement covering such shares or an opinion of PANACO's counsel, acceptable to PURCHASER, that such registration is not required. PANACO further acknowledges and agrees that with respect to the Consideration Shares PANACO will acquire hereunder that (i) the Consideration Shares are not registered under the Act and are being so acquired for investment and not with a view to the distribution thereof, (ii) it is an "accredited investor" within the meaning of Regulation D of the General Rules and Regulations under the Act and has knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of consummating the Agreement and acquiring shares of PURCHASER's common stock, and that it is able to bear the economic risks of this investment, including the risk of complete loss; (iii) it agrees to not dispose of any such shares of PURCHASER's common stock acquired in connection herewith in violation of the Act and all applicable governmental rules thereunder and (iv) the certificates representing the Consideration Shares of PURCHASER's common stock issued pursuant to this Agreement shall bear the following legend:
                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. SUCH SHARES OF COMMON STOCK MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID SECURITIES ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER SAID SECURITIES ACT IS NOT REQUIRED.
Consistent herewith, PANACO and PURCHASER agree at Closing (as hereinafter defined) to execute the registration rights agreement (the Stock Registration Agreement") referenced in Section 4 hereinbelow, and PANACO's right to dispose of the Consideration Shares shall be controlled by the Stock Registration Agreement.

         3.       CLOSING AND PERFORMANCE DEPOSIT.

                  (a) Closing. Closing shall occur on or before November 22, 1996, or at such later date as may be agreed by the Parties, (the "Closing Date"), at a mutually agreeable time and place. "Closing" shall mean the consummation of the sale by execution of an act of assignment of PANACO's ownership in the PROPERTY, payment of the Purchase Price, execution of the other assignments and agreements specified in Section 4 below of this Agreement and the transfer of the operation and possession of the PROPERTY from PANACO to PURCHASER.
                  (b) Performance Deposit. Immediately upon the execution of this Agreement, PURCHASER will deposit by wire transfer into an account designated by PANACO the sum of $1,000,000.00 as a good faith deposit, which sum so deposited by PURCHASER (exclusive of any interest or income earned thereon) shall be a performance deposit (the "Performance Deposit"), and shall be held, administered, and disbursed in the manner specified in this AGREEMENT.

         4.       CLOSING.  At Closing, the following shall occur:

     (a) Payment. PURCHASER shall make payment of the cash portion of Purchase Price above, less the sum of $1,000,000.00 referred to in Section 3(b) hereof, by wire transfer to an account to be designated by PANACO.
     (b) Stock. PURCHASER shall deliver to PANACO one or more stock certificates representing the Consideration Shares issued in the name of PANACO.
     (c) Conveyance. PANACO will convey the PROPERTY to PURCHASER by executing and delivering (i) an Assignment and Conveyance and (ii) a Bill of Sale in substantially the form attached hereto as EXHIBITS "B" and "C," respectively.
     (d) Overriding Royalty. PURCHASER shall convey to PANACO the Overriding Royalty by executing and delivering an Assignment of Overriding Royalty substantially in the form attached hereto as EXHIBIT "D".
     (e) Pledge and Trust Agreement. PURCHASER shall assume, be substituted in the place and stead of PANACO and agree to be bound by the Pledge and Trust Agreement attached hereto as EXHIBIT "E" by executing and delivering the Assignment and Assumption of Pledge of Production Proceeds and Trust Agreement substantially in the form attached hereto as EXHIBIT "F."
     (f) Registration Rights Agreement. PURCHASER and PANACO agree to be bound by the Stock Registration Agreement to be executed and delivered, substantially in the form of EXHIBIT "G" attached hereto.

     5. FURTHER ASSURANCES. PANACO and PURCHASER each agree to execute and deliver to the other Party all division orders, transfer orders and all other documents necessary to fully vest in PURCHASER the rights, obligations and benefits acquired pursuant to this AGREEMENT.

     6. EFFECTIVE DATE. The conveyance from PANACO to PURCHASER of the Property, the conveyance by PURCHASER to PANACO of the Overriding Royalty and the assignment to and assumption by PURCHASER of the Pledge and Trust Agreement shall be effective as of September 1, 1996, at 7:00 a.m. local time where the PROPERTY is located, herein called the "Effective Date."

     7.      DUE DILIGENCE.
                  (a) PURCHASER may conduct,  to the extent it deems appropriate and at its sole cost and expense, a due diligence investigation and title examination of the PROPERTY ("Due Diligence"). PANACO agrees that for the period from and including November 11, 1996, through November 15, 1996, PURCHASER, its agents, contractors, and designees shall have the right to conduct a Due Diligence investigation of the PROPERTY (the "Review Period"), and PANACO shall cooperate and assist PURCHASER in such investigation in making all relevant documents available to PURCHASER as follows:
     (1) To the extent PANACO has the right to grant such rights to PURCHASER, and only after notice to any operator of the PROPERTY, to enter all or any part of the PROPERTY at any reasonable time and from time to time, during the REVIEW PERIOD, and to inspect, inventory, investigate (including environmental assessments and evaluations), study and examine the same and the operations conducted thereon; and
     (2) To inspect and review at PANACO's offices located in Houston, Texas and Kansas City, Missouri, (or any other location where Due Diligence materials may be located) at reasonable times and upon reasonable notice, all non-privileged files, records, documents and data related to the above matters, including, but not limited to, any of the following which PANACO may have: Original Well Record Files on all wells (i.e., all existing wells situated on the PROPERTY regardless of whether previously plugged and abandoned), Regulatory, Accounting, Environmental, Pipeline, Maintenance, Transportation, Processing, Production and Engineering files and records.

     (3) To inspect and review all complaints, pleadings, filings or other court documents with respect to the Litigation defined in Section 8(b)(1) hereof which are in the possession of PANACO. PURCHASER shall maintain the results of its investigation, testing and evaluation and review of files and records, including title examination review, confidential until Closing has occurred; provided, however, that if this Agreement is terminated for any reason, then PURCHASER shall return to PANACO all information, including without limitation, title, engineering, geological and geophysical data, reports and maps, and maintain all such information confidential. Upon request by PANACO, PURCHASER shall provide PANACO a copy of any assessment reports of or about the PROPERTY, including without limitations, any reports, data and conclusions developed during the REVIEW PERIOD, and PANACO shall be permitted to discuss the contents of any such assessment reports with the party who prepared such reports.
                  (b) In the event PURCHASER determines in its sole judgment that as to any portion of the PROPERTY: (i) the environmental condition thereof is unacceptable for PURCHASER's purposes; (ii) there has been such a substantial deterioration in the physical condition of the PROPERTY as it existed on the Effective Date that PURCHASER will be unable to continue to possess, operate, use or maintain the PROPERTY in the same manner and to the same extent possessed, operated, used or maintained by PANACO prior the Effective Date (provided, however, a lack of equipment on the PROPERTY shall not be considered a substantial deterioration in the physical condition of the PROPERTY for purposes of this subsection unless the equipment was removed by PANACO from the PROPERTY after the Effective Date without PURCHASER's consent and the lack of such removed equipment will materially adversely affect PURCHASER's ability to use, operate or maintain the PROPERTY after Closing), or (iii) the extent of existing, potential or contingent liabilities pose or create an unacceptable risk; the, PURCHASER may give written notice to PANACO on or before two (2) days prior to the Closing Date of such condition (the "Notice"). Such Notice shall include PURCHASER's estimated cost to cure or remedy the listed conditions. Failure to give any such notice within the REVIEW PERIOD shall foreclose PURCHASER from securing the benefits of Section 7(c) below and shall not excuse PURCHASER from failing to close because of matters arising out of such REVIEW PERIOD.
                  (c) Upon receipt of such Notice by PANACO, if the aggregate of the conditions set forth in the Notice are Material (as defined below),
PURCHASER may terminate this AGREEMENT by giving written notice of such termination to PANACO on or before one (1) day prior to the Closing Date. Upon the giving of such termination notice, neither Party shall have any further rights or obligations hereunder except for PURCHASER's obligations to return and to maintain information confidential as set forth in Section 7(a) above and PURCHASER shall be entitled to a return of the Performance Deposit with interest at the "prime rate" of interest established by Bank One, N.A., Dallas, Texas.
                  (d) If the aggregate of the conditions set forth in the Notice are not Material, or if PURCHASER elects not to terminate this AGREEMENT as provided herein, PURCHASER shall acquire the PROPERTY "where-is" and "as-is" with no right to recover from PANACO for any liabilities, costs or expenses related to the condition of the PROPERTY (including, without limitation, environmental conditions and damages to natural resources). Acquisition of the PROPERTY by PURCHASER "where-is" and "as-is" shall constitute PURCHASER's general release and agreement to defend, indemnify and hold SWEPI and/or PANACO, their Affiliates, directors, officers, employees, agents and representatives harmless from all liabilities, costs or expenses related to the conditions of the PROPERTY (including, without limitation, non-material environmental conditions and damages to natural resources) as otherwise provided herein. For purposes of this Section 7, "Material" shall be defined as a cost to cure in excess of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00).

         8.      DISCLAIMERS/ACKNOWLEDGMENTS.

                  (a)  No  Warranty,  Express  or  Implied.  CONVEYANCE  OF  THE
PROPERTY BY PANACO TO PURCHASER SHALL BE WITHOUT WARRANTY WHATSOEVER, EXPRESS, STATUTORY, OR IMPLIED (EVEN FOR RETURN OF THE PURCHASE PRICE) AS TO TITLE, DESCRIPTION, PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY) QUALITY, VALUE, FITNESS FOR PURPOSE, MERCHANTABILITY, OR OTHERWISE. PURCHASER shall satisfy itself, prior to the Closing, as to the type, condition, quality and extent of the property and property interests which comprise the PROPERTY it is receiving pursuant to this AGREEMENT and under this sale. PURCHASER shall have the right of full substitution and subrogation to any and all rights and actions of which PANACO has or may have against any and all preceding owners or vendors of the PROPERTY.
                  (b)      SWEPI's Disclaimer and Indemnity Re: Litigation.
     (1) Pursuant to Section 9(b) of the SWEPI Agreement, PANACO acknowledged the existence of the Litigation (as hereinafter defined), and certain matters related thereto, and SWEPI agreed to defend, indemnify and hold PANACO harmless with respect to certain matters related to the Litigation. Further, pursuant to
Section 23 of the SWEPI Agreement, PANACO and SWEPI agreed that the terms and provisions of the SWEPI Agreement shall inure to the benefit of and be binding upon PANACO and SWEPI and their respective successors and assigns. Accordingly, from and after the Effective Date, PANACO and PURCHASER shall be entitled to the rights and benefits afforded by Section 9(b) of the SWEPI Agreement. Further, PURCHASER acknowledges (i) that it is aware and knowledgeable of the litigation entitled "Doris Allain et al. v. Shell Western E&P Inc.", No. 42,197 on the docket of the 18th Judicial District Court for the Parish of lberville, State of Louisiana (the "Litigation"), the various issues therein, and that the Litigation pertains directly to the Property being purchased hereunder, (ii) that it has been provided with and reviewed all pleadings filed in the Litigation and has had full opportunity to discuss the status thereof, and (iii) that the Litigation may affect operations on the Property depending upon the outcome thereof, including operations pertaining to the burial of existing and future flowlines, release of non-producing acreage, pre-depletion abandonment of non-producing facilities, site restoration, environment remediation, and salt water injection. In addition, PURCHASER acknowledges the existence of the injunction regarding document retention issued in the Litigation, and agrees that no documents transferred hereunder shall be altered or destroyed until PANACO or SWEPI notifies PURCHASER of the conclusion of the Litigation.
     (2) Pursuant to Section 9(b) and Section 23 of the SWEPI Agreement, SWEPI has agreed to defend, indemnify, and hold harmless PANACO, its successors and assigns, (including PURCHASER), from any final unappealable judgment or settlement entered in the Litigation as follows:
     (i) For all money damages, costs, and expenses, if any, awarded;
     (ii) For all reasonable and direct costs, if any, of the one-time burial of pipelines ordered to be buried below plow depth (SWEPI shall have the option to conduct such burial operations itself and remove unused or abandoned lines or portions thereof);
     (iii) For all costs, if any, required to be paid to the Litigation plaintiffs for disposal or injection of salt water produced from the Property prior to the date of such judgment;
     (iv) For all reasonable costs, if any, of environmental remediation of conditions existing as of October 1, 1995, but not including any costs attributable to site restoration, plug and abandonment, and removal of facilities required as a matter of law absent the Litigation;
     (v) For the fair market value of any lease or portion thereof cancelled.
     (3) Further pursuant to Section 9(b) of the SWEPI Agreement, SWEPI's indemnity is restricted solely to the Litigation as limited in such Section 9(b) (and set forth in Section 7(b) of this Agreement) and does not extend to future lawsuits, claims, or liability except as otherwise expressly provided for in
Section 20 of the SWEPI Agreement (and referenced in Section 19 of this Agreement).
     (4) Further, pursuant to Section 9(b) and Section 23 of the SWEPI Agreement, in the event PANACO and/or PURCHASER (as PANACO's successor and assign) is added as a defendant in the Litigation as to indemnified claims, PANACO and/or PURCHASER shall be defended by SWEPI's attorney of record, at SWEPI's cost, and all decisions respecting any indemnified claims shall be made by SWEPI.

                  (c) Acknowledgments of PURCHASER at Closing. By closing on the transaction provided for in this AGREEMENT, PURCHASER shall be deemed to have acknowledged and does acknowledge and admit that: (i) PURCHASER has been given the opportunity to adequately inspect the PROPERTY for all purposes prior to Closing; (ii) PURCHASER is aware that the PROPERTY has been used for the exploration, development, production, treating and transporting of oil and gas and that physical changes may have occurred as a result of such use and that PANACO has disclosed, and PURCHASER is further aware, that there exists the possibility that there could have occurred from such use one or more releases of hazardous substances or releases of Chemical Substances (as defined in subsection 19(f)(3) below) into, or other pollution or contamination of or into, the ambient air, surface water, ground water, or land surface and subsurface strata of any real property included in the PROPERTY and of contiguous, or a series of contiguous, real properties not associated with the PROPERTY; (iii) PURCHASER has entered into this AGREEMENT on the basis of its own investigation of the physical condition of the PROPERTY and the land related thereto (including the environmental condition of the PROPERTY); and (iv) PURCHASER with the full knowledge of the foregoing and after conducting the above described investigation and evaluation IS ACQUIRING THE PROPERTY ON A "WHERE IS" AND "AS IS" BASIS; and, except with respect to the indemnification obligations specified in section 19(b) below, PURCHASER, by acquiring the PROPERTY on a "where is" and "as is" basis waives any other rights of indemnification, contribution or recourse it may have against or from PANACO or SWEPI with respect to the condition of the PROPERTY, including, without limitation, the environmental condition of the PROPERTY and damage to natural resources associated with the PROPERTY; and (v) PURCHASER shall further acknowledge that it has had the full opportunity to review and is aware of the matters with respect to the PROPERTY which are disclosed in the files provided by PANACO.

         9. INDEPENDENT EVALUATION. PURCHASER has made an independent evaluation of the PROPERTY and acknowledges that PANACO has made no statements or representations concerning the present or future value of the anticipated income, costs, or profits, if any, to be derived from the PROPERTY or the quantity and quality of any oil and gas or other minerals that may be produced from the PROPERTY and THAT PANACO DOES NOT IMPLIEDLY OR EXPRESSLY (EVEN FOR RETURN OF THE PURCHASE PRICE) WARRANT DESCRIPTION, TITLE, VALUE, QUALITY, PHYSICAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), MERCHANTABILITY, OR FITNESS FOR PURPOSE OF ANY OF THE PROPERTIES OR THE WELLS, EQUIPMENT, PIPELINES, FACILITIES, OR OTHER PROPERTY LOCATED THEREON OR USED IN CONNECTION THEREWITH. PURCHASER further acknowledges that, in entering into this AGREEMENT, it has relied solely upon its independent examination of the PROPERTY and public records relating to the PROPERTY and its independent estimates, computations, evaluations, reports and studies based thereon.

         10. CONSENTS. In the event the conveyance or transfer to PURCHASER of any interests in the PROPERTY requires the consent of a third party, then the conveyance or transfer of the interest subject to such consent shall be conditioned upon the necessary waiver or consent being obtained; provided, however, that, notwithstanding whether any such third party consent has been obtained or waived, PURCHASER shall be obligated to consummate the sale and purchase of the Property as contemplated by this Agreement on the Closing Date, subject to PURCHASER's right to terminate the AGREEMENT as set forth herein below. PANACO shall not be liable to PURCHASER by reason of any inability or failure to obtain any such waiver of consent to assignment.
         If PANACO is unable to obtain a required waiver or consent and PANACO determines that such consent has been withheld on reasonable grounds, such failure to obtain the waiver or consent shall be considered a "Significant Title Defect" (as defined below) unless waived in writing by PURCHASER; provided, however, that the prior termination or lapse of or a requirement that any license, permit, right-of-way, pipeline franchise or easement affecting any interests in or other portions of the PROPERTY which is non-transferable, must be renegotiated or is subject to consent upon a transfer of ownership shall not constitute a significant title defect under this AGREEMENT. As used in this AGREEMENT, the term "Significant Title Defect" shall include (i) any defect which results in a loss of title in PANACO such that PANACO's net revenue interest with respect to an interest which is part of the PROPERTY is substantially reduced or PANACO's right to use such interest as an owner, lessee, license or permittee is extinguished or severely restricted, or (ii) the inability of PANACO to obtain the waiver of a preferential right to an interest included in the PROPERTY or a consent to assignment of an interest included in the PROPERTY which consent PANACO believes is being withheld on reasonable grounds. PURCHASER shall give PANACO written notice of such Significant Title Defect on or before two (2) days prior to the Closing Date, together with full particulars relating thereto. PURCHASER shall be deemed to have waived all Significant Title Defects and any other defect of which PANACO has not been given written notice as provided in this AGREEMENT. Upon receipt of such notice of Significant Title Defects by PANACO, PURCHASER may terminate this AGREEMENT by giving written notice of termination to PANACO on or before one (1) day prior to the Closing Date, and upon the giving of such notice, neither Party shall have any further rights or obligations hereunder; provided that PURCHASER shall be obligated to return and to maintain information confidential as set forth in
Section 7(a) above and PURCHASER shall be entitled to a return of any Performance Deposit with interest as provided in Section 7(c) above.

         Notwithstanding the foregoing, PURCHASER acknowledges that (a) certain third party consents to transfers of interests in the Property were not obtained in connection with the transfer and conveyance by SWEPI to PANACO of certain interests in the Property, which required but not obtained third party consents are more fully set forth on EXHIBIT "H" hereto (the "Unobtained Consents", and the interests in the Property subject to the Unobtained Consents being herein referred to as the "Unobtained Consents Property"); (b) the assignment and conveyance to PANACO by SWEPI of interests in the Property subject to the Unobtained Consents specifically provided that the assignment of such interests in the Property "shall not be construed as an assignment of such [Property] until all consents to assignment have been obtained;" and (c) in light of the existence of the Litigation and SWEPI's inability to obtain the Unobtained
Consents, or a waiver thereof, that consents (or waivers thereof) to the conveyance and transfer by PANACO to PURCHASER of the Unobtained Consents Property will not be forthcoming prior to Closing. PURCHASER agrees to purchase the Unobtained Consents Property (without regard to whether the Unobtained Consents are obtained) upon the same terms and conditions as such Property was acquired by PANACO from SWEPI, and further agrees that PANACO shall have no liability with respect to the Unobtained Consents Property by reason of any past, present or future inability or failure to obtain the Unobtained Consents or a waiver thereof.

         11.      TITLE.

                  (a) Title Examination. PURCHASER assumes the risk of description and title to the PROPERTY and agrees to satisfy itself with respect thereto. PANACO has made available to PURCHASER for examination by PURCHASER such title information and abstract coverage as may have been available in PANACO's land and contract files located in the offices of PANACO in Kansas City, Missouri, or Houston, Texas.
     12. REPRESENTATIONS BY PANACO. PANACO represents to PURCHASER, each of which representations shall survive Closing, that as of the date of the AGREEMENT and as of Closing:
     (a) Due Organization. PANACO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.
     (b) Corporate Power. PANACO has all requisite corporate power and authority to carry on its business as presently conducted, to enter into the AGREEMENT, and, to perform its obligations under the AGREEMENT. The consummation of the transactions contemplated by the AGREEMENT will not violate nor be in conflict with (i) any provision of its charter or bylaws or (ii) any agreement or instrument to which it is a party or is bound (except for preferential rights to purchase and required third party consents to assignment, if any).
     (c) Duly Executed. The AGREEMENT has been duly executed and delivered on behalf of PANACO, and at Closing, all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered.
     (d) No  Litigation.  There  are no  pending  or,  to the  best of  PANACO's knowledge, threatened claims, lawsuits, administrative proceedings, or governmental investigations or inquiries involving the Property (other than the Litigation as described in Section 7(b) above) or PANACO's right to consummate the sale contemplated hereunder except those claims, lawsuits, administrative proceedings, and government investigations and inquiries that PANACO has disclosed to PURCHASER in writing, if any.
     (e) Absence of Certain Changes. Since the Effective Date, there has been no material damage to, or destruction of, or other material adverse change in the physical condition or operation of the PROPERTY.
     (f) Litigation, Etc. Except as defined herein as the Litigation, no action, suit, proceeding or investigation is pending or, to the knowledge of PANACO, threatened, against, it or any of it's directors or officers relating to or affecting the PROPERTY, or which questions the validity of this AGREEMENT or challenges any of the transactions contemplated hereby.
     (g) Brokerage Agreements. PANACO has incurred no liability contingent or otherwise to any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this AGREEMENT who would be entitled to any commission or broker's or finder's fee payable by PURCHASER in connection with the transactions contemplated herein; provided, however, that PANACO shall be solely responsible for payment of the $25,000.00 commission to Burks Energy Associates, Inc. upon the sale of the PROPERTY at Closing.
     (h) Availability of Information. To the best of its knowledge, PANACO has made available to PURCHASER for review and examination by PURCHASER the files and records of PANACO related to the PROPERTY as contemplated by this AGREEMENT.

     13. REPRESENTATIONS OF PURCHASER. PURCHASER represents to PANACO, each of which representations shall survive Closing, that as of the date of the AGREEMENT and as of Closing:

     (a) Due Organization. PURCHASER is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and is duly qualified to do business in Louisiana.
     (b) Corporate Power. PURCHASER has all requisite corporate power and authority to carry on its business as presently conducted, to enter into the AGREEMENT, to purchase the PROPERTY on the terms described in the AGREEMENT and to perform its other obligations under the AGREEMENT. The consummation of the transactions contemplated by the AGREEMENT will not violate, nor be in conflict with, (i) any provision of its charter or bylaws or (ii) any agreement or instrument to which it is a party or is bound.
     (c) Duly Executed. The AGREEMENT has been duly executed and delivered on behalf of PURCHASER, and at Closing, all documents and instruments required hereunder to be executed and delivered by it shall have been duly executed and delivered and the transactions contemplated hereby shall have been duly and validly authorized by all requisite corporate action.
     (d) No Litigation. There are no pending or, to the best of PURCHASER's knowledge, threatened claims, lawsuits, Administrative proceedings, or governmental investigations or inquiries involving PURCHASER's right to consummate the sale contemplated hereunder except those claims, lawsuits, administrative proceedings, and Governmental investigations and inquiries that PURCHASER has disclosed to PANACO in writing, if any.
     (e) Brokerage Agreements. PURCHASER has incurred no liability contingent or otherwise to any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this AGREEMENT who would be entitled to any commission or broker's or finder's fee payable by PANACO in connection with the transactions contemplated herein; provided, however, that PANACO shall be solely responsible for payment of the $25,000.00 commission to Burks Energy Associates, Inc. upon the sale of the PROPERTY at Closing.

     14. PANACO'S CONDITIONS. The obligations of PANACO to be performed at Closing are subject to the satisfaction at or prior to Closing of the following conditions, any of which may be waived by PANACO:
     (a) Representations True. All representations of PURCHASER contained in this AGREEMENT shall be true in all material respects at and as of Closing as if such representations were made at and as of Closing, and PURCHASER shall have performed and satisfied in all material respects all obligations required by this AGREEMENT to be performed and satisfied by it at or prior to Closing.
     (b) No Pending Suits. No suit or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages as a result or in expectation of the contemplated purchase.
     (c) No Act of Termination. This Agreement shall not have been terminated as provided herein.

     15. PURCHASER'S CONDITIONS. The obligations of PURCHASER to be performed at Closing are subject to the satisfaction at or prior to Closing of the following conditions, any of which may be waived by PURCHASER:
     (a) Representations True. All representations of PANACO contained in this AGREEMENT shall be true in all material respects at and as of Closing as if such representations were made at and as of Closing, and PANACO shall have performed and satisfied in all material respects all agreements required by this AGREEMENT to be performed and satisfied by it at or prior to the Closing.
     (b) No Pending Suits. No suit or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages as a result or in expectation of the contemplated purchase.
     (c) No Act of Termination. This Agreement shall not have been terminated as provided herein.

         16.      OPERATIONS AND PRODUCTION AFTER THE EFFECTIVE DATE.

     (a) Operations Between the Effective Date and Closing. As Closing will occur subsequent to the Effective Date, PANACO will continue to operate the PROPERTY, or cause the PROPERTY to be operated, as appropriate, at PURCHASER's sole risk and for the account of PURCHASER from the Effective Date until Closing. Upon Closing, PURCHASER shall assume the risk of any change in the condition of the PROPERTY from the Effective Date to the Closing Date, except to the extent any change in the condition is attributable to the gross negligence or willful misconduct of PANACO and, notwithstanding the foregoing, except as may be otherwise provided in Section 19.
     (b) Expenses. Subject to the provisions of Section 19, PANACO shall be responsible for payment of all Expenses (as defined below) related to the PROPERTY prior to the Effective Date. From and after the Effective Date, PURCHASER shall be responsible for the payment of all Expenses related to the PROPERTY, and for the costs and expenses resulting from the assumption of the obligations and implied covenants as specified in Section 18 hereof incurred or accrued from and after the Effective Date and for royalty payments made by or on behalf of PANACO prior to the Effective Date to the extent recouped or recoupable from production after the Effective Date. "Expenses" as used in this section shall mean any expenses incurred or accrued in connection with the operation, use, protection maintenance or ownership of the PROPERTY including, without limitation, expenses for or related to all lease rentals, shut-in royalties, minimum royalties, payments in lieu of production royalties (including royalties paid in kind), overriding royalties, production payments, net profits payments, contractual payments, operating costs, expenses, fees, vendor and contractor invoices, billings, taxes, charges (including, without limitation, any charges for overhead provided for in any operating agreements related to the PROPERTY at the rates specified in such agreements), rental payments, franchise fees, permits and license fees, assessments and other indebtedness and obligations due, payable, incurred, accrued or attributable to the ownership, operation, use, protection or maintenance of or otherwise relating to or associated with the PROPERTY, together with an overhead charge of 15% of all costs and expenses associated with the operation of the PROPERTY.
     (c) Allocation of Production and Proceeds. All production from oil and/or gas wells, and all proceeds from the sale thereof including, without limitation, proceeds from any imbalance and oil in storage above the pipeline connection, and take-or-pay collections/rights and accounts receivable attributable to production prior to the Effective Date and all other monetary payments (including, without limitation, proceeds from the sale of mineral production, credits, tax refunds, insurance proceeds, salvage payments and reimbursement of joint operating costs and expenses) attributable to the ownership, use or operation of the PROPERTY prior to the Effective Date shall be the property of PANACO. All such production proceeds, and other monetary payments, attributable to production on and after the Effective Date shall be the property of PURCHASER.
     (d) Interim Accounting, Payment and Collection Services. From the Effective Date until the end of the month in which Closing occurrs, PANACO shall, for the account of and at the sole cost to PURCHASER, provide or have provided all necessary and appropriate financial accounting services for the PROPERTY and all related operations and administration of the PROPERTY in the same manner and to the same extent provided by or on behalf of PANACO prior to the Effective Date, taking into account and acting consistent with the provisions of Sections 16(b) and 16(c) above. PANACO shall, for the account of and at the sole cost to PURCHASER, pay all Expenses (as provided in Section 16(b)) which are the obligation of PURCHASER and collect all proceeds and other monetary payments which are allocated to PURCHASER (as provided in Section 16(c)).
     (e) Post Closing Settlement. Within ninety (90) days after Closing, PANACO and PURCHASER shall make a final post-Closing settlement to account for all production proceeds and other monetary payments collected for PURCHASER's account by PANACO and all other costs and expenses and taxes paid for PURCHASER's account by PANACO pursuant to this Section 16. In addition, PANACO and PURCHASER shall account for and settle any royalty payments made by or on behalf of PANACO prior to the Effective Date which are recouped or recoupable from production after the Effective Date. PANACO and PURCHASER agree to promptly remit any sum determined from such post-closing settlement to be owed to the other.
     (f) Audit. Within one (1) year of the Closing, either Party may at its own expense audit the other Party's books, accounts and records relating to production proceeds, other monetary payments, Expenses, other costs and expenses and taxes (other than income taxes) paid or received which may have been adjusted on account of this transaction. Such audit shall be conducted so as to cause a minimum of inconvenience to the audited Party.
     (g) No Application to Income Taxes. All references to taxes and tax refunds shall not apply to income taxes and income tax refunds.

         17.      TAXES COSTS AND FEES.
                  (a) Taxes. PURCHASER shall be responsible for the economic burden and payment of all taxes relating to the PROPERTY from and after the Effective Date, regardless of when they are actually assessed. PANACO shall be responsible for the economic burden and payment of all taxes relating to the PROPERTY prior to the Effective Date, regardless of when they are actually assessed. PURCHASER shall pay to PANACO at Closing, in addition to and separate from the Purchase Price, an amount equal to all state and local taxes payable by PANACO on the transfer of ownership of any tangible personal property calculated at the then-current rates. PURCHASER shall indemnify PANACO and hold PANACO harmless from any liability, including without limitation, penalties, interest and attorney's fees, arising out of PURCHASER's failure to pay to PANACO at Closing, in addition to and separate from the Purchase Price, the amount equal to all state and local taxes payable by PANACO on the transfer of ownership of any tangible personal property. PURCHASER shall pay all costs associated with documentary transfer taxes, other transfer taxes and any recording costs assessed by any federal, state, county or other governmental offices or other transfer fees and shall indemnify and hold PANACO harmless for such transfer taxes, costs and fees.
                  (b) No Brokers. Each Party shall pay and indemnify and hold the other Party harmless from any commission or brokerage fee it has incurred in connection with this transaction; except that PANACO shall be solely responsible for payment of the $25,000.00 commission to Burks Energy Associates, Inc. upon the sale of the Property at Closing.

         18.      OPERATIONS BY PURCHASER.
                  (a)  Compliance  with Laws.  PURCHASER  shall  comply with all applicable laws, ordinances, rules and regulations, orders, terms of permits and authorizations of any governmental body which may have jurisdiction with respect to the PROPERTY to be transferred hereunder (including, without limitation, the filing with such governmental bodies of any and all compliance reports, notices, or other compliance documents which are due after the Closing Date regardless of the period covered by such reports, notices or documents) and shall promptly obtain and maintain all permits and bonds required by public authorities in connection with the PROPERTY.
                  (b) Assumption of Obligations.  Upon Closing,  PURCHASER shall assume, as of the Effective Date, and agree to perform, at PURCHASER's sole cost and expense, (i) all obligations and implied covenants of PANACO relating to the PROPERTY (whether such obligations and covenants are to a lessor, a governmental body or any other person or entity), including, but not limited to (1) any obligations arising in respect to the plugging, replugging, and abandonment of all existing wells (whether or not such wells are active, inactive, idle, or have been previously abandoned as of the Effective Date), (2) any obligations to file or submit compliance reports, notices and documents required by governmental bodies, (3) the removal of related oil and gas equipment including, without limitation, pipelines, sumps, foundations, and other facilities, whether the existence of same is known or unknown to the Parties at Closing, and (4) the complete and lawful restoration and reclamation of the lands used in connection with such wells and related equipment, pipelines, sumps and other facilities in compliance with all federal, state and local laws, rules and regulations, with respect to such plugging and abandonment, removal and restoration and reclamation of associated lands, and (ii) all obligations under licenses, permits, franchises, easements, and rights-of-way associated with or included in the PROPERTY, and (iii) any obligations with respect to the reabandonment of previously abandoned wells on lands included in the PROPERTY, and (iv) remediation and clean-up with respect to the PROPERTY. As set forth in Section 19(a)(1), PURCHASER shall defend, indemnify and hold PANACO harmless with respect to the performance or failure to perform of PURCHASER's obligations under this Section 18.

     19. INDEMNIFICATION. Capitalized terms used in this Section 19 which are not defined elsewhere in this AGREEMENT are defined in subsection 19(f) below.
                  (a) General Indemnity by PURCHASER. To the fullest extent permitted by law, but no further, PURCHASER shall indemnify and hold harmless SWEPI, PANACO, their Affiliates and their officers, directors, employees and agents, from any and all Claims for which a Claim Notice is delivered to PURCHASER and which such Claims directly or indirectly arise or result from or are caused by the use, operation, maintenance, occupation, ownership or abandonment of the PROPERTY after the Effective Date even though such Claims may have been contributed to or caused by the sole, joint, or concurrent fault or negligence of PANACO or SWEPI occurring prior to Closing (except for (i) Environmental Claims or Environmental Cleanup Liability which are separately provided for in Section 19(b) below, and (ii) any such Claims caused by the willful misconduct or gross negligence of PANACO or SWEPI during the time it owned the Property). PURCHASER further covenants and agrees to defend any suits brought against SWEPI, PANACO, their Affiliates or their respective officers, directors, employees and agents, on account of any such Claims indemnified hereunder and to pay or discharge the full amount or obligation of such Claims incurred by, accruing to or imposed on SWEPI, PANACO, their Affiliates or their respective officers, directors, employees or agents resulting from any such suit or suits. In addition, PURCHASER shall pay to SWEPI, PANACO, their Affiliates or their respective officers, directors, employees or agents, as applicable, all reasonable attorneys fees incurred by SWEPI, PANACO, their Affiliates or their respective officers, directors, employees or agents, as applicable, in enforcing PURCHASER's indemnity in this Subsection 19(a).

                  (b) Environmental Indemnity by PURCHASER. To the fullest extent permitted by law, but no further, PURCHASER shall indemnify and hold harmless SWEPI, PANACO, their Affiliates and their respective officers, employees, and agents, from and against any and all Environmental Claims or Environmental Cleanup Liability which arises directly or indirectly from the use, operation, maintenance, occupation, ownership or abandonment of the PROPERTY (i) after the Effective Date, and (ii) before December 28, 1995, with respect to any Environmental Claim or Environmental Cleanup Liability initially made against or sought to be imposed upon SWEPI, PANACO, their Affiliates or their respective officers, directors, employees and agents, two (2) years or more after December 28, 1995, even though caused, or contributed to, by the negligence or fault of SWEPI or PANACO. Solely with respect to Section 19(b)(ii), to the best of PANACO's knowledge, there are no pending or threatened Environmental Claims or Environmental Cleanup Liabilities made against or sought to be imposed upon SWEPI, PANACO, their Affiliates or their respective officers, directors, employees and agents. PURCHASER further covenants and agrees to defend any suits or administrative proceedings brought against SWEPI, PANACO, their Affiliates and their respective officers, directors, employees and agents, on account of any such Environmental Claims or Environmental Cleanup Liability and to pay or discharge the full amount or obligation of such Environmental Claims or Environmental Cleanup Liability incurred by, accruing to or imposed on SWEPI, PANACO, their Affiliates, or their respective officers, directors, employees or agents, as applicable, resulting from any such suit or suits or any amounts resulting from the settlement or resolution of such suit or suits or administrative proceedings; provided that PURCHASER shall have agreed in writing to any non-judicial settlement or resolution. In addition, PURCHASER shall pay to SWEPI, PANACO, their Affiliates, or their respective officers, directors, employees or agents, as applicable, all reasonable attorney fees incurred by SWEPI, PANACO, their Affiliates, or their respective officers, directors, employees or agents, as applicable, in enforcing PURCHASER's indemnity in this subsection 19(b).
                  (c) General Indemnity by SWEPI.  Pursuant to Section 20(c) and
Section 23 of the SWEPI Agreement, SWEPI agreed to indemnify and hold harmless PANACO and its successors and assigns with respect to the matters more fully set forth in such Section 20(c). Accordingly, from and after the Effective Date, PANACO and PURCHASER shall be entitled to the rights and benefits afforded by
Section 20(c) of the SWEPI Agreement. Pursuant to Section 20(c) and Section 23 of the SWEPI Agreement, and to the fullest extent permitted by law but no further and subject to the limitations set forth in subsection 19(e) below, SWEPI has agreed to indemnify and hold harmless PANACO, its successors and assigns including PURCHASER, their officers, directors, employees and agents, from any and all claims (except for (i) Environmental Claims or Environmental Cleanup Liability which are provided for in Section 19(d) below; and (ii) any such claims to the extent caused by the willful misconduct or gross negligence of PANACO or its successors or assigns, including PURCHASER, as the case may be) for which a Claim Notice is delivered to SWEPI within one (1) year after December 28, 1995, and (I) which directly arise, result from or are caused by the use, operation, maintenance, occupation and ownership of the PROPERTY by SWEPI prior to October 1, 1995, and (II) are based on law (including statutory, regulatory and case law) existing as of October 1, 1995. SWEPI has further covenanted and agreed to defend any suits brought against PANACO and/or its successors and assigns including PURCHASER on account of any such claims so indemnified and to pay or discharge the full amount or obligation of any such claims incurred by, accruing to or imposed on PANACO and/or its successors and assigns including PURCHASER resulting from any such suit or suits.
                  (d) Environmental Indemnity by SWEPI. Pursuant to Section 20(d) and Section 23 of the SWEPI Agreement, SWEPI agreed to indemnify and hold harmless PANACO and its successors and assigns with respect to the matters more fully set forth in such Section 20(d) of the SWEPI Agreement. Accordingly, from and after the Effective Date, PANACO and PURCHASER shall be entitled to the rights and benefits afforded by Section 20(d) of the SWEPI Agreement. Pursuant to Section 20(d) and Section 23 of the SWEPI Agreement, and to the fullest extent permitted by law but no further and subject to the limitations set forth in subsection 19(e) below, SWEPI has agreed to indemnify and defend PANACO, its successors and assigns, including PURCHASER, their officers, directors, employees and agents, from and against any and all Environmental Claims and Environmental Cleanup Liability for which a Claim Notice is delivered to SWEPI within one (1) year after December 28, 1995, and (i) which arises wholly out of the use, operation, maintenance, occupation or ownership of the PROPERTY by SWEPI prior to October 1, 1995, and (ii) which are based on Environmental Law in effect as of October 1, 1995, except for any such Environmental Claims or Environmental Cleanup Liability in any degree caused by PANACO or its successors and assigns including PURCHASER, as the case may be, or which is not Material (within the meaning of and in accordance with Subsections 9(c)(e) and (4) of the SWEPI Agreement).

     (e) Limitations. The indemnification obligations of SWEPI contained in Sections 19(c) and (d) are subject to the following limitations and conditions:
     (1) Such indemnification obligations do not and shall not limit the disclaimers of warranties and the acknowledgments of PURCHASER with respect to the PROPERTY as specified in Sections 8 and 9 above, and such indemnities shall have no application to matters of description, title (including, without limitation, the existence or non-existence of easements, licenses, rights-of-way, permits, franchises, liens, leases or other encumbrances or other agreements or the failure to procure governmental or necessary third party consents or approvals of assignment of the PROPERTY), quality, value, fitness for purpose or merchantability of the PROPERTY;
     (2) Such indemnification obligations do not and shall not limit PURCHASER's obligations (including indemnification obligations) under this Agreement with respect to removal and abandonment of facilities and wells located on the PROPERTY including, without limitation, the plugging and abandoning of wells, removal of concrete foundations, sumps, pipelines, vessels, tanks and similar items of oil field equipment and facilities, and restoration of the PROPERTY and such indemnities by SWEPI shall have no application to any costs, losses or liabilities incurred by PURCHASER in connection with fulfilling such removal, abandonment and restoration obligations;
                  (f)      Definitions.  For purposes of this Agreement:

     (1) "Affiliate" shall mean a Party's "Parent Company" and "Affiliated Companies." "Parent Company," "Affiliated Companies" and "Controlling Interest" shall have the following meanings:
     (i) A Party's "Parent Company" shall mean an entity having a "Controlling Interest" in such Party;
     (ii) A Party's "Affiliated Companies" shall mean any and all entities in which the Party or the Parent Company of such Party has a direct or indirect "Controlling Interest," and
     (iii) "Controlling Interest" shall mean a legal or beneficial ownership of fifty percent (50%) or more of the voting stock or other voting rights in an entity.
     (2) "Arises." An Environmental Claim or Environmental Cleanup Liability shall be deemed to Arise upon (i) each discrete, operationally-related Release of Chemical Substance, as measured on a daily basis, or (ii) each discrete, operationally-related occurrence of pollution, contamination or migration, as measured on a daily basis.
     (3) "Chemical Substances" shall mean any chemical substance, including, but not limited to, any sort of pollutants, contaminants, chemicals, raw materials, intermediates, products, industrial, solid, toxic or hazardous substances, materials, wastes, or petroleum products, including crude oil or any component thereof.
     (4) "Claims" shall mean any and all claims, demands, loss, liability, liens, demands, judgments, settlements, suits, causes of action, fines, penalties, compliances, costs, and any costs, expenses and fees associated with the investigation, defense and resolution of the foregoing, including, without limitation, reasonable attorney's fees. Claims may be based on any theory of tort, contract, strict liability, statutory liability (including, without limitation, penalties, obligations or requirements) or any other basis for liability and shall include, without limitation, any Claims arising, occurring or resulting from, related to or based on the injury, disease, or death of any persons (including, without limitation, the Indemnifying Party's employees, agents and representatives) or damage to, loss or destruction of any property, real or personal (including, without limitation, the Indemnifying Party's property).
     (5) "Claim Notice" shall mean a notice delivered to either Party, in writing, that the other Party has received a claim or demand from a Third Party or been served with process by or on behalf of a Third Party asserting Claims, Environmental Claims or Environmental Cleanup Liability indemnified hereunder.
     (6) "Environmental Claim" shall mean any claim, demand, action, suit or proceeding for the injury, disease or death of any person (including, without limitation, the Indemnifying Party's employees, agents and representatives), property damage, damage to the environment or damage to natural resources made, asserted or prosecuted by or on behalf of any Third Party (whether based on negligent acts or omissions, statutory liability, or strict liability without fault or otherwise) arising or alleged to arise under any Environmental Law. Environmental Claim includes any damages, settlement amounts, fines and penalties assessed or costs of complying with any orders or decrees of courts, administrative tribunals or other governmental entities (other than such compliance costs related to Environmental Cleanup Liability) associated with resolving such claims, demands, actions, suits or proceedings and any costs, expenses and fees, including, without limitation, reasonable attorneys fees incurred in the investigation, defense and resolution of such claims, demands, actions, suits and proceedings.

     (7) "Environmental Cleanup Liability" shall mean any cost or expense of any nature whatsoever incurred (in order to comply with the provisions of any Environmental Law or the provisions of any order or decree of any court or Administrative or regulatory tribunal or agency enforcing any Environmental Law) to contain, remove, remedy, respond to, clean up, or abate any Release of Chemical Substances or other contamination or pollution of the air, surface water, groundwater, land surface or subsurface strata related to the operation, use, maintenance and ownership of the PROPERTY, whether such Release, contamination or pollution is located on, within, under or above real property included in the PROPERTY ("on site") or is located off site, including, but not limited to, any Release of Chemical Substances or other contamination or pollution arising out of or resulting from the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, or on site or off site use, treatment, handling, storage, disposal or transportation of any Chemical Substances. Environmental Cleanup Liability includes, without limitation, any judgments, damages, settlements, costs or expenses (including, without limitation, attorneys', consultants' and experts' fees and expenses) incurred with respect to (i) any investigation, study, assessment, legal representation, cost recovery by a governmental agency or Third Party, or monitoring or testing in connection therewith, (ii) the PROPERTY as a result of actions or measures necessary to implement or effectuate any such containment, removal, remediation, response, cleanup or abatement and (iii) the resolution of such liabilities.
     (8) "Environmental Law" means any statutes, rules, regulations, controlling judicial decisions or legal requirements relating to or regulating the pollution protection or cleanup of the environment or damage to of remediation of damage to real property and natural resources (including, but not limited to, ambient air, surface water, groundwater, and land surface or subsurface strata) including, without limitation, legal requirements contained in the Comprehensive Environmental Response, Compensation and Liability Act of 1990, 42 U.S.C. ss.9601 et seq., as amended (CERCLA); the Resources Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901, et seq., as amended (RCRA), the Superfund Amendments and Reauthorization Act of 1986, Pub. L.99-499, as amended (SARA); the Clean Air Act, 42 U.S.C. ss.7401, et seq., as amended; Federal Water Pollution Control Act, 33 U.S.C. ss.2601 et seq., as amended; National Environmental Policy Act, 42 U.S.C. ss.4321, et seq., as amended (NEPA); and the Safe Drinking Water Act, 42 U.S.C., ss.300 j-b et seq., as amended; and/or any other federal, state or local laws, statutes, ordinances, rules, regulations or orders (including decisions of any court or administrative body) relating to the pollution, protection or cleanup of the environment as specified above. Environmental Law shall also mean the Toxic Substance Control Act, 25 U.S.C. ss.1502, et seq., as amended (TOSCA) and/or any other federal, state (including, without limitation, laws with respect to trespass, nuisance and other torts or similar legal theories which may be applied to establish liability or responsibility for Environmental Cleanup or Environmental Claims) or local laws, statutes, ordinances, rules, regulations or orders (including decisions of any court or Administrative body) relating to (i) release, containment removal, remediation, response, cleanup or abatement of any sort of Chemical Substance,
(ii) the manufacture, generation, formulation, processing, labeling, distribution introduction into commerce, use, treatment, handling, storage, disposal or transportation of any Chemical Substance, (iii) exposure of persons, including employees of SWEPI, PANACO or PURCHASER, to any Chemical Substance and other occupational safety or health matters, or (iv) the physical structure or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance.
     (9) "Release" shall mean any spilling, leaking, pumping, pouring emitting, emptying, discharging, escaping, leaching, dumping or disposing of any Chemical Substance into the environment (including, but not limited to, the ambient air, surface water, groundwater and land surface or subsurface strata) of any kind whatsoever (including also the abandonment or discarding of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

     (10) "Third Party" shall mean any person (other than a Party or its Affiliates) including, without limitation, any such natural person, business entity (corporation, partnership, trust, sole proprietorship or other business entity), any federal, state or local governmental entity, agency or administrative body, employee of PURCHASER or of PANACO or of SWEPI, former employee of PURCHASER or of PANACO or of SWEPI or their respective legal representatives, heirs, beneficiaries or estates.
                  (g) Indemnified Party's  Participation.  Any indemnified Party shall have the right at all times, if it so elects and without relieving the indemnifying Party of its obligations to defend hereunder, to participate in the preparation for and conducting of any hearing or trial related to these indemnification provisions, as well as the right to appear on its own behalf at any such hearing or trial. Any such participation or appearance by an indemnified Party shall be at its sole cost and expense.
                  An  indemnified  Party shall not  execute a consent  order nor accept any settlement regarding an indemnified matter without the indemnifying Party's prior written approval. The indemnified Party shall cooperate fully with the indemnifying Party in the defense of any matter hereunder by the indemnifying Party and shall take those actions reasonably, within its power to take which are reasonably necessary to preserve any legal defenses to indemnified matters hereunder until the indemnifying Party has assumed the defense of the matter.

         20.      EXISTING CONTRACTS.
                  (a) Assumption of Contracts. The sale contemplated hereunder shall be made subject to any and all existing operating agreements, unit agreements, and gas processing agreements, as well as any and all other agreements, permits, franchises, leases, licenses, easements and rights-of-way to which the PROPERTY is subject, including without limitation the SWEPI Agreement, and PURCHASER shall assume and be responsible for all obligations of PANACO accruing under such agreements. Notwithstanding the foregoing, PURCHASER acknowledges that certain of the agreements to which the sale contemplated hereunder shall be made subject were not assignable or delegable by SWEPI to PANACO and, therefore, are not subject to being assigned by PANACO to PURCHASER and assumed by PURCHASER. However, PURCHASER further acknowledges that, under the SWEPI Agreement, SWEPI retained the right, but not the obligation, with respect to such non-assignable or non-delegable agreements, to perform, at its sole discretion, such agreements on behalf of PANACO, and PANACO agreed in such instances to reimburse promptly, upon notice, SWEPI for SWEPI's costs, expenses and obligations incurred in performing such agreements. Accordingly, PURCHASER agrees that the conveyance of the Property contemplated by this Agreement shall be made subject to all of the agreements referenced hereinabove, whether or not assignable or delegable, and further agrees to reimburse SWEPI promptly, upon notice, for SWEPI's costs, expenses and obligations incurred in performing such non-assignable or non-delegable agreements if SWEPI, in its sole discretion, elects to perform such agreements on behalf of PURCHASER.

         21. NOTICES. All notices and communications required or permitted under this AGREEMENT shall be in writing, delivered to or sent by U.S. Mail or nationally recognized commercial courier service, postage or delivery charges prepaid, or by telecopy, addressed as follows (or such other address as may be specified by ten (10) days prior written notice to the other Party):
                                    PURCHASER

                                    National Energy Group, Inc.
                                    ATTN:  Miles Bender
                                    1400 One Energy Square
                                    4925 Greenville Avenue
                                    Dallas, TX  75206
                                    Phone:  (214) 692-9211
                                    Telefax: (214) 692-5055

                                    PANACO

                                    PANACO, Inc.
                                    ATTN:  H. James Maxwell
                                    1050 West Blue Ridge Boulevard
                                    PANACO Building
                                    Kansas City, MO   64145-1216
                                    Phone:  (816) 942-6300
                                    Telefax: (816) 942-6305

Notice shall be deemed to have been duly given when delivered to or sent to the other Party in the manner prescribed herein and actually received by the Party to whom the notice is given.

     22. PARTIES IN INTEREST. Subject to subsection 25(d) below, this AGREEMENT shall inure to the benefit of and be binding upon PANACO and PURCHASER and their respective successors and assigns. However, no assignment by any Party shall relieve any Party of any duties or obligations under this AGREEMENT.

         23. COMPLETE AGREEMENT. When executed by the authorized representatives of PANACO and PURCHASER, this AGREEMENT, together with the executed copies of the exhibits hereto and documents referred to herein, shall supersede all prior written or oral and all contemporaneous oral agreements and understandings between the Parties, including without limitation, all and any bid solicitation, bid offer, bid acceptance letters, and other letter agreements, and shall constitute the complete agreement between the Parties regarding the purchase and sale of the PROPERTY.

         24. APPLICABLE LAW. THIS AGREEMENT, THE OTHER DOCUMENTS EXECUTED AND DELIVERED PURSUANT HERETO, AND THE LEGAL RELATIONS BETWEEN THE PARTIES WITH RESPECT TO THIS AGREEMENT, SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAWS; PROVIDED, THAT THE VALIDITY OF THE VARIOUS CONVEYANCES TRANSFERRING TITLE TO REAL OR IMMOVABLE PROPERTY AND REAL OR IMMOVABLE PROPERTY INTERESTS UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION IN WHICH SUCH REAL OR IMMOVABLE PROPERTY OR REAL OR IMMOVABLE PROPERTY INTERESTS ARE LOCATED.

         25.      MISCELLANEOUS PROVISIONS.
     (a) Captions. Captions have been inserted for reference purposes only and shall not define or limit the terms of this AGREEMENT.
     (b) Partial Invalidity. If any provision of this AGREEMENT is held invalid, such invalidity shall not affect the remaining provisions.
     (c) Modification. This AGREEMENT cannot be modified or amended except by a written instrument duly executed by PANACO and PURCHASER.
     (d) Assignment. Neither PANACO nor PURCHASER, without the prior written consent of the other Party, shall assign any right or obligation under this AGREEMENT prior to Closing, or attempt to delegate any duty to be performed under this AGREEMENT, except that PANACO may make such an assignment and/or delegation to an Affiliate without the consent of PURCHASER. Consent to assign shall not be unreasonably withheld by either Party. Any attempted assignment or delegation without such consent shall be void and of no effect.
     (e) Counterparts. This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.
     (f) Expenses. Except as otherwise expressly provided herein, all expenses incurred by each Party in connection with the transaction contemplated herein, including, without limitation, attorneys fees, are for the account of the Party incurring the same and the Party incurring such expenses shall defend, indemnify and hold harmless the other Party from and against such expenses.
     (g) Signs. PURCHASER shall, promptly after Closing, remove all signs, placards, notices or other posted documents or information and any other like property which refers to PANACO's or SWEPI's ownership of the Property or responsibility for the operation conducted thereon. Notwithstanding the foregoing, PANACO and SWEPI shall have the right but not the obligation to remove all of their respective signs, placards, notices, or other posted documents or information and any other like property, if any, which refers to their respective ownership of the PROPERTY or responsibility for the operations conducted thereon.
     (h) Press Releases. No information in connection with this sale or exchange shall be released to the public, including, without limitation, through press releases, without the express written permission of PANACO and PURCHASER, which permission will not be unreasonably withheld.

     (i) SWEPI and SOC Call on Production. PURCHASER acknowledges that SWEPI and Shell Oil Company ("SOC") have, pursuant to Section 27(i) of the SWEPI
Agreement, a right of first refusal to purchase crude oil and other liquid hydrocarbons produced from the Property, and PURCHASER expressly agrees that PURCHASER shall be bound by and the sale of the Property contemplated by this Agreement shall be subject to such right of first refusal in favor of SWEPI and SOC. Pursuant to Section 27(i) of the SWEPI Agreement, SWEPI's and SOC's right of first refusal to purchase crude oil and other liquid hydrocarbons produced from the Property is exercisable at any time and from time to time by the giving of thirty (3) days written notice to PURCHASER from either SWEPI or SOC and is on the basis of the highest legal price posted by a major purchaser during the month applicable to production from the field for oil of like grade and gravity or similar liquid hydrocarbons at the time and place of delivery. It is further provided in Section 27(i) of the SWEPI Agreement that the foregoing price may be reduced by pipeline or truck transportation costs, if applicable; provided, however, that in the event PURCHASER receives a bona fide third party offer to purchase the crude in excess of the foregoing price, then PURCHASER may sell such crude subject to SWEPI or SOC having the right within four (4) business days of the receipt of notice thereof to match the offer and purchase the crude for itself. In no event shall SWEPI's or SOC's failure to assert its right of first refusal preclude it from exercising such right in connection with any subsequent offer.
     (j) No Recording. This AGREEMENT shall not be recorded or filed by any Party or their successors or assigns, in or with any public or governmental office, officer, agency or records repository without the prior written consent of the other Party; provided that each Party shall have the right (without any other Party's prior consent) to make any and all filings, recordings or disclosures it deems appropriate and necessary in the opinion of its counsel in order to comply with the Securities and Exchange Commission, any rules or regulations promulgated thereby, or any requirements of the NASDAQ or other exchange upon which a Party may secure a listing.

     (k) Survival. All representations, indemnifications, covenants, obligations and promises of the Parties or SWEPI set forth in this AGREEMENT shall survive Closing. All documents conveying, transferring or assigning the PROPERTY shall incorporate by reference the terms and conditions of this AGREEMENT.
     (l) Exhibits. The Exhibits listed below are attached to this AGREEMENT:

           EXHIBIT "A" Property and Property Interests Subject to this AGREEMENT

           EXHIBIT "B" Assignment and Conveyance

           EXHIBIT "C"  Bill of Sale

           EXHIBIT "D" Assignment of Overriding Royalty

           EXHIBIT "E" Pledge of Production Proceeds and Trust Agreement

           EXHIBIT "F" Assignment and Assumption of Pledge of Production Proceed
                       and Trust Agreement

           EXHIBIT "G" Stock Registration Agreement

           EXHIBIT "H" Unobtained Consents

     (m) Time of Essence. Time is of the essence in the performance of this AGREEMENT.
     (n) No Partnership. Nothing contained in this AGREEMENT shall be deemed to create a joint venture, partnership, tax partnership or agency relationship between the Parties.
     (o) File Transfers. Within a reasonable time after Closing, PANACO will transfer to PURCHASER, subject to SWEPI's and PANACO's continuing right of access as hereinafter set forth, the following original PANACO files, records, documents and data relating to the PROPERTY, or such similar files, records, documents and data to the extent held or maintained by PANACO: Oil, Gas and Mineral Lease, Fee, Easement and Right of Way, Surface Lease, Operating Agreement Farmout, Unitization and Pooling and Land Abstract files and records as well as original Well Record Files on all wells (i.e., all existing wells situated on the PROPERTY regardless of whether previously plugged and abandoned as of the Closing Date).
                  PANACO and SWEPI retain the continuing right of complete access to the above files and records, which right of access may be exercised by PANACO and SWEPI at reasonable times, upon giving PURCHASER reasonable notice and which shall include, at the sole cost and expense of PANACO or SWEPI, as the case may be, the right to copy or duplicate any and all contents therein. Should PANACO or SWEPI be required by a governmental or court rule or order to produce the original of any document described in this subsection, PURCHASER will, to the best of its ability, make such document available to enable PANACO or SWEPI to comply with said rule or order upon receiving proper assurance that such document will be promptly returned to PURCHASER.
                  Pursuant to Section 27(o) of the SWEPI Agreement, SWEPI granted to PANACO certain rights of access to SWEPI files, records, documents and data relating to the Property. Accordingly, and pursuant to Section 23 of the SWEPI Agreement, PURCHASER, as successor in interest to PANACO, shall also have the right of access, after the Closing Date, to the following SWEPI files, records, documents and data relating to the Property: Division Order, Transfer Order, Letters-in-lieu, Regulatory, Accounting, Environmental, Pipeline, Maintenance, Transportation, Processing, Production and Engineering files and records not conveyed and transferred by SWEPI to PANACO. The right of access of PANACO and its successors and assigns including PURCHASER may be exercised at reasonable times, upon giving SWEPI reasonable notice and shall include, at the sole cost and expense of PANACO, or its successors or assigns including PURCHASER, as the case may be, the right to copy any and all contents therein not otherwise excluded subject to the following: (1) only division of interest sheets, division orders, transfer orders, letters-in-lieu, title opinions and title curative material may be copied from Division Order files and (2) only gas contracts and amendments or agreements relating thereto and pertinent outside correspondence may be copied from gas files. Should PANACO or its successors or assigns including PURCHASER be required by a governmental rule or order to produce the original of any document to which the right of access has been granted by this subsection, SWEPI has agreed, to the best of its ability, to make such documents available to enable PANACO or its successors or assigns including PURCHASER, as the case may be, to comply with said rule or order upon receiving proper assurance that such document will be promptly returned to SWEPI.
                  EXECUTED by the Parties hereto as indicated below by the signatures of their respective representatives; however, for identification purposes, this AGREEMENT shall be deemed dated as of the date the last Party hereto signs this AGREEMENT.

                           NATIONAL ENERGY GROUP, INC.


                                        By:
                                        Name: ______________________________
                                        Title: _____________________________
                                        Date:


                                        PANACO, INC.


                                        By:
                                           H. James Maxwell
                                           President and Chief Executive Officer
                                           Date: